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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                            (AS OF FEBRUARY 28, 2003)

                                       OF

                                  AVANADE INC.

                     (hereinafter called the "CORPORATION")

                                    ARTICLE I

                               OFFICES AND RECORDS

      Section 1.1 Principal Office. The principal office of the Corporation shall be located at the principal place of business or such other place as the Board of Directors may designate.

      Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Washington, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

      Section 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Washington at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

      Section 2.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date, and at such place and time, as may be fixed by resolution of the Board of Directors.

      Section 2.2 Special Meeting. Special meetings of the shareholders may be called only by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Chairman of the Board or the Chief Executive Officer at the request in writing of a majority of the Board of Directors or shareholders of the Corporation holding shares of Common Stock representing at least 15% of the total votes entitled to be cast by all issued and outstanding Common Stock. Such request shall state the purpose or purposes of the proposed meeting.

      Section 2.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the shareholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

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      Section 2.4 Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present (whether before, during or after such meeting). Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

      Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Articles of Incorporation, the holders of outstanding shares representing a majority of all votes entitled to be cast by outstanding shares of the Corporation entitled to vote generally in the election of Directors, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 2.6 Voting. Except as otherwise provided by the Articles of Incorporation or these Bylaws, any questions brought before any meeting of shareholders shall be decided by a majority vote of the shares entitled to vote and present in person or represented by proxy. Such votes may be cast in person or by proxy but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

      Section 3.2 Number, Tenure and Qualifications. Subject to the provisions of the Amended and Restated Contribution and Stockholders Agreement dated as of December 31,

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2001 (the "RESTATED STOCKHOLDERS AGREEMENT") among the Corporation, Microsoft
Corporation ("MICROSOFT"), Accenture LLP ("ACCENTURE "), Accenture Ltd, and Accenture International Sarl, as amended, supplemented or otherwise modified from time to time the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Each Director elected shall hold office until such Director's successor is elected and qualified, except as otherwise provided herein or in the Articles of Incorporation or as required by law.

      Section 3.3 Regular Meeting. A meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, each annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

      Section 3.4 Special Meeting. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, a majority of the Board of Directors or any Director designated by Accenture or Microsoft pursuant to the Restated Stockholders Agreement. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

      Section 3.5 Notice. Notices of meetings of the Board of Directors, including the time and place of any proposed meeting, shall be delivered personally to each of the Directors or personally communicated to them by an officer of the Corporation by telephone, facsimile or electronic mail and confirmed in writing by facsimile or electronic mail, or communicated by Federal Express or other comparable overnight courier service (receipt requested) at least 10 days in advance of such proposed meeting, unless waived by each of the Directors. Notice shall be transmitted to the last known facsimile number, electronic mail or postal address of the Director as shown on the records of the Corporation. Each notice of a regular or special meeting shall include a toll-free dial-in number to facilitate telephone participation by Directors pursuant to Section 3.10. Such notice given as provided above and in accordance with the requirements of the Washington Business Corporation Act for delivery of notice by electronic transmission shall be considered due, legal and personal notice to such Director. If at any meeting of the Board of Directors which has been duly called or noticed, no Director designated by Accenture pursuant to the Restated Stockholders Agreement is present or no Director designated by Microsoft pursuant to the terms of the Restated Stockholders Agreement is present, such meeting shall be adjourned and reconvened in two business days, unless such adjournment has been waived by each of the Directors. Notice of the revised meeting date shall be given to each Director pursuant to the foregoing provisions excluding the number of days of advance notice. Notwithstanding the provisions of the second sentence of Section 3.6 below, such reconvened meeting shall be deemed to have a quorum if a majority of the total number of Directors is present or if three Directors, including the Chairman of the Board, are present. Meetings of the Board of Directors shall be delayed only once for lack of participation of the Directors designated by either Accenture or Microsoft pursuant to the Restated Stockholders Agreement. The provisions in the preceding four sentences shall not apply if the non-attending Director(s) certify in writing that their inability to attend is due to personal or business conflicts and offer two alternative dates within the next 10 business dates at which they are able and willing to convene a meeting. With

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respect to a meeting which has not been duly called or noticed pursuant to the foregoing provisions, all transactions carried out at the meeting are as valid as if they had been carried out at a meeting regularly called and noticed if:
(i) all Directors are present at the meeting, and sign a written consent to the holding of such meeting, (ii) a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which waiver, consent or approval shall be filed with the minutes and other records of the Corporation or (iii) all Directors attend a meeting without notice and do not protest prior to the meeting or at its commencement that notice was not given to them.

      Section 3.6 Quorum; Voting.

      (A) A majority of the total number of Directors (which majority shall, subject to Section 3.5, include at least one Director designated by each of Accenture and Microsoft pursuant to the Restated Stockholders Agreement) shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and except as otherwise provided in the Articles of Incorporation, the Bylaws or applicable law, the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

      (B) Except as set forth in the immediately succeeding sentence or paragraph (C) of this Section 3.6 or elsewhere in these Bylaws, an action or decision of the Board of Directors shall require the consent or vote of a majority of the Directors. Anything in these Bylaws to the contrary notwithstanding, prior to the closing of an Initial Public Offering (as defined below) and except to the extent otherwise provided by Section 6.5 of the Restated Stockholders Agreement, the approval or authorization of any Fundamental Issue (as defined in the Restated Stockholders Agreement) set forth in Section 6.4 of the Restated Stockholders Agreement shall require the consent or vote of a majority of the Directors that includes each Director designated by Accenture pursuant to the Restated Stockholders Agreement and each Director designated by Microsoft pursuant to the Restated Stockholders Agreement (and no Director will be deemed to have voted in favor of any such approval or authorization subject to a vote of the Board of Directors unless he or she was present at the meeting where such vote was taken and in fact cast an affirmative vote nor to have consented to any such approval or authorization subject to a written Board of Directors consent unless he or she has in fact executed such consent). For purposes of these Bylaws, an "INITIAL PUBLIC OFFERING" means the initial primary sale by the Company of shares of Class A Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act of 1933, as amended.

      (C) Anything in these Bylaws to the contrary notwithstanding, prior to the closing of an Initial Public Offering, in the event of a tie vote of Directors in

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      respect of any matter requiring the approval or authorization of a majority of Directors, the Chairman of the Board shall have a tie-breaking vote such that if he or she exercises such vote the matter will be approved or authorized, as applicable, by the Board of Directors in accordance with these Bylaws and the provisions of Washington law.

      Section 3.7 Vacancies. Subject to the Restated Stockholders Agreement, vacancies resulting from death, resignation, retirement, disqualification, removal from office, an increase in the authorized number of Directors or other cause may be filled only by (A) the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by a sole remaining Director or (B) the holders of outstanding shares of the Corporation representing a majority of the votes entitled to be cast for the election of Directors by all outstanding shares of the Corporation. Any Director elected in accordance with the preceding sentence of this Section 3.7 shall hold office for a term expiring at the next annual meeting of shareholders and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

      Section 3.8 Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors (which majority shall include at least one Director designated by each of Accenture and Microsoft pursuant to the Restated Stockholders Agreement), designate (a) an Executive Committee to exercise, subject to applicable provisions of law and Section 3.6(B) of these Bylaws, all or part of the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session or (b) one or more other committees. The Executive Committee and each such other committee shall consist of two or more Directors of the Corporation. A majority of the Board of Directors (which majority shall include at least one Director designated by each of Accenture and Microsoft pursuant to the Restated Stockholders Agreement) may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

      A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The presence of a quorum at any meeting of a committee and the taking of action by any committee shall occur in the manner provided for in Sections 3.5 and 3.6 of these Bylaws. Subject to the first sentence of this Section 3.8, the Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

      Section 3.9 Action Without Meeting. Except as provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of

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Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, entitled to vote thereon and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

      Section 3.10 Attendance by Communications Equipment. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

      Section 4.1 Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer and/or such other officers as the Board of Directors from time to time may deem proper, including one or more vice presidents, assistant treasurers and assistant secretaries. The Chairman of the Board shall be chosen from the Directors by the Directors. All officers chosen by the Board of Directors shall each have such powers and duties as from time to time may be conferred by the Board of Directors. Any two or more offices may be held by the same person.

      Section 4.2 Election and Term of Office. The elected officers of the corporation shall be elected or appointed annually by the Board of Directors. Subject to Section 4.6 of these Bylaws and unless a different term of office is specified by the Board of Directors, each elected officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

      Section 4.3 Powers and Duties. Each of the officers of the Corporation shall, unless otherwise determined by the Board of Directors, have, in addition to such powers and duties as generally pertain to his respective office, such further powers and duties as may from time to time be determined for him by the Board of Directors.

      Section 4.4 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the Chief Executive Officer, or by the Board of Directors or the shareholders, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the shareholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Secretary

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shall have the custody of the seal of the Corporation and see that the same is affixed to all instruments requiring it.

      Section 4.5 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in the depository or depositaries of the Corporation. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the Chief Executive Officer and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      Section 4.6 Removal. Any officer elected by the Board of Directors may be removed by a majority of the Board of Directors, with or without cause, whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

      Section 4.7 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

      Section 5.1 Stock Certificates and Transfers.

      (A) The interest of each shareholder of the Corporation shall be evidenced by one or more certificates for shares of stock in such form, not inconsistent with the Articles of Incorporation, as the appropriate officers of the Corporation may from time to time prescribe. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile.

      (B) All transfers of shares of the capital stock of the Corporation shall be subject to the terms, conditions and restrictions, if any, set forth in the Articles of Incorporation or in any agreements between the Corporation and its shareholders. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer,

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      transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

      Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

      Section 6.3 Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

      Section 6.4 Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors need be specified in any waiver of notice of such meeting.

      Section 6.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

      Section 6.6 Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, or the Secretary, unless otherwise specified in said notice. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

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                                   ARTICLE VII

                                   AMENDMENTS

      Section 7.1 Amendments. These Bylaws may be altered, amended, rescinded or repealed in whole or in part, or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors or a majority of the votes entitled to be cast by the shareholders on the matter, provided that notice of the proposed change was given in the notice of the meeting. Notwithstanding the foregoing, prior to the closing of an Initial Public Offering these Bylaws can be altered, amended, rescinded or repealed only with the prior written consent of each of Accenture and Microsoft (or their respective successors).

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